Exhibit 10.25

KEYSIGHT TECHNOLOGIES, INC. OFFICER AND EXECUTIVE SEVERANCE PLAN

Amended and Restated Effective May 17, 2017
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TABLE OF CONTENTS
SECTION 1. ESTABLISHMENT AND PURPOSE OF PLAN    1
SECTION 2. DEFINITIONS    1
SECTION 3. ELIGIBILITY AND PARTICIPATION    6
SECTION 4. SEVERANCE BENEFITS    8
SECTION 5. FUNDING POLICY AND METHOD OF PAYMENTS FROM THE PLAN    11
SECTION 6. OBLIGATIONS OF PARTICIPANT    13
SECTION 7. ELIGIBILITY CLAIMS AND REVIEW PROCEDURES    15
SECTION 8. CLAIMS PROCEDURES    18
SECTION 9. REVIEW OF DENIED CLAIMS    19
SECTION 10. AMENDMENT AND TERMINATION OF THE PLAN    22
SECTION 11. ADMINISTRATION AND OPERATION OF THE PLAN    22
SECTION 12. GENERAL PROVISIONS    24
SECTION 13. EXECUTION    25

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SECTION 1. ESTABLISHMENT AND PURPOSE OF PLAN

The Keysight Technologies, Inc. Officer and Executive Severance Plan (the “Plan”) was adopted and established by Keysight Technologies, Inc. (the “Company”) effective March 18, 2015 to enable the Company to provide severance benefits to eligible Officers and Executives whose employment is involuntarily terminated or who resign their employment with Good Reason (as defined below), and satisfy the conditions to receive severance benefits, in accordance with the terms of the Plan. The Plan was amended and restated on May 17, 2017 to allow the Compensation Committee of the Board of Directors to make exceptions to participation under the Plan.

The adoption of this Plan does not mean that the severance benefits provided hereunder will be made available to any individual. Consistent with Section 10 hereof, the Company reserves the right to amend or terminate the Plan at any time.

The Plan is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA and Section 2510.3-1 of the regulations issued thereunder.

A copy of this Plan will be furnished to any person covered hereunder upon written request to the Company, at the following address: Vice President of Total Rewards and HR Services, Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California, 94503.

SECTION 2. DEFINITIONS

The following words and phrases, when capitalized and used in this Plan, shall have the following meaning:

(a)“Annual Base Salary” means a Participant’s annual rate of base salary in effect immediately prior to his or her Termination Date, exclusive of bonus, equity compensation and any other additional compensation. For Officers and Executives paid on a commission, incentive or similar basis, Annual Base Salary means the gross annual earnings determined with reference to the target that is established by the Company.

(b)“Benefits Committee” means the Benefits Committee appointed by the Board of Directors.

(c)“Board of Directors” means the Board of Directors of Keysight Technologies, Inc.

(d)“Cause” means (i) conviction of any felony or the conviction of any crime involving moral turpitude or dishonesty; (ii) repeated unexplained or unjustified absences from the Company; (iii) refusal or willful failure to act in accordance with any specific lawful direction or order of the Company which has a material adverse effect on the Company’s business or reputation; (iv) a material and willful violation of any state or federal law which if made public would materially injure the business or reputation of the Company; (v) participation in a fraud or act of dishonesty against the Company which has a material adverse effect on the Company’s business or reputation; or (vi) intentional, material violation by Officer or Executive of any contract between Officer or Executive and the Company or any statutory duty of Officer or Executive to the Company that is not corrected within thirty (30) days after written notice to Officer or Executive thereof.

(e)“Company” means Keysight Technologies, Inc., a Delaware corporation, and those of its domestic subsidiaries and domestic affiliates which the Company has designated as eligible to participate in this Plan. A list of subsidiaries and affiliates designated to participate in this Plan is attached hereto as Exhibit A.

(f)“Corrective Action VSP” means the Keysight Technologies, Inc. Corrective Action Voluntary Severance Plan.

(g)“Eligible Executive” means an Executive who satisfies the requirements of Section 3(a).

(h)“Eligible Officer” means an Officer who satisfies the requirements of Section 3(a).

(i)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(j)“Executive” means an individual on the U.S. dollar payroll of the Company who is (i) an employee of the Company with a title of Vice President or is listed on Exhibit B hereto and (ii) is engaged in regular and active employment on a full- time work schedule.

The definition of Executive does not include any individual whose wages are paid directly by a third party agency, any individual classified as an independent contractor by the Company, and any individual who is part of the Company’s flexible work force, including, but not limited to, leased employees, temporary employees, freelancers and short term employees (or any other similar class of individuals), notwithstanding that any such individual might be classified as a common law employee for any other purpose by any government agency or other entity. Furthermore, if during any period, the Company has not treated such an individual as a common law employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Executive under this definition for that period, even in the event that the individual is determined, retroactively, to have been a common law employee during all or any portion of that period.

An individual’s status as an Executive under this definition shall be determined by the Company, and such determination shall be conclusive and binding on all persons.

(k)“Good Reason” means a material diminution in an Officer’s or Executive’s authority, duties or responsibilities resulting in a significant diminution of position without the Officer’s or Executive’s consent that is not cured by the Company within thirty (30) days of written notice to the Company by the Officer or the Executive of such diminution. Good Reason shall only exist if an Officer or Executive notifies the Company of the occurrence of the events giving rise to such Good Reason within thirty (30) days of their initial occurrence. An Officer’s or Executive’s authority, duties or responsibilities shall not be considered to be significantly diminished (and therefore shall not constitute “Good Reason”) so long as Officer or Executive continues to perform substantially the same functional role for the Company as he or she performed immediately prior to the occurrence the events alleged to constitute Good Reason whether in the same location or another location assigned to him or her by the Company. In addition, an Officer’s or Executive’s authority, duties or responsibilities shall not be considered to be significantly diminished (and therefore shall not constitute “Good Reason”) solely by reason of a change to his or her title or compensation or benefits.

(l)“Human Resources Department” means the human resources department of the Company.

(m)“Officer” means an individual on the U.S. dollar payroll of the Company who is
(i) an employee and officer of the Company with a title of Senior Vice President or above or is listed on Exhibit B hereto and (ii) is engaged in regular and active employment on a full-time work schedule.

The definition of Officer does not include any individual whose wages are paid directly by a third party agency, any individual classified as an independent contractor by the Company, and any individual who is part of the Company’s flexible work force, including, but not limited to, leased employees, temporary employees, freelancers and short term employees (or any other similar class of individuals), notwithstanding that any such individual might be classified as a common law employee for any other purpose by any government agency or other entity. Furthermore, if during any period, the Company has not treated such an individual as a common law employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Officer under this definition for that period, even in the event that the individual is determined, retroactively, to have been a common law employee during all or any portion of that period.

An individual’s status as an Officer under this definition shall be determined by the Company, and such determination shall be conclusive and binding on all persons.

(n)“Participant” means an Eligible Executive or Eligible Officer or other individual who satisfies the requirements of Section 3(b), subject to the provisions set forth in Sections 3(c) and 4(e). An individual shall cease to be a Participant on the date no further benefits are payable to the individual or his or her beneficiary hereunder.

(o)“Plan” means the Keysight Technologies, Inc. Officer and Executive Severance Plan, as amended from time to time.

(p)“Plan Year” means each twelve (12) month period commencing November 1 and ending October 31 of each year. For the first Plan Year in 2015, Plan Year means the period commencing March 18, 2015 and ending October 31, 2015.

(q)“Release” means a written relinquishment signed by an Eligible Officer or Eligible Executive or his or her estate, as applicable, in a form prescribed by the Company, of any and all claims that the Eligible Executive or Eligible Officer might have against the Company and related persons, which shall also (i) formalize any necessary amendments to the Participant’s equity awards to reflect the treatment of such awards under the Plan and (ii) memorialize the Participant’s agreement to all of his or her obligations under the Plan.

(r)“Severance Benefits” means the payments and benefits provided to a Participant or beneficiary under Section 4.

(s)“Summary Plan Description” means an employee communication that describes the terms and conditions for eligibility, and participation and benefits in this Plan.

(t)“Termination Date” means the date as of which an individual ceases to be an employee of the Company.

(u)“Workforce    Management    Plan”    means    the    Keysight    Technologies,    Inc.

Workforce Management Severance Benefit Plan.
SECTION 3. ELIGIBILITY AND PARTICIPATION

(a)Eligibility.    Any Executive or Officer who meets all of the following requirements shall be eligible to participate in the Plan:

(i)has not been designated as eligible for the Workforce Management Plan, and;

(ii)has not been designated as eligible for the Corrective Action VSP, and;

(iii)has not been designated by his or her manager and the Human Resources Department as subject to the Company’s corrective actions program, and
(iv)has not resigned his or her employment (other than for Good Reason),
(v)has not been designated as ineligible to participate in the Plan by the
Compensation Committee of the Board of Directors, and;

(vi) whose employment with the Company is either:

(A) terminated by the Company for any reason other than for Cause, misconduct, death, or physical or mental incapacity that, in the Company’s estimation, renders the Executive or Officer incapable of performing the essential duties of his or her job, or;

(B) terminated by the Executive or Officer for Good Reason effective upon the Company’s failure to cure the existence of Good Reason, and;

(vii) employment with the Company is not terminated under circumstances entitling the Eligible Executive or Eligible Officer to severance payments or benefits under:

(A)a Change of Control Severance Agreement with the Company or other change in control severance agreement or arrangement with the Company, or;
(B)an employment agreement with the Company; or

(C)another severance agreement or arrangement entered into with the Company after the date of adoption of this Plan.

(b)Participation. Subject to Sections 3(c) and 4(e), an Eligible Executive or Eligible Officer who meets all of the following requirements shall become a Participant in the Plan if he or she:

(i)continues to perform at an acceptable level (as determined by the Company) through the Termination Date;

(ii)delivers (and, if applicable, does not revoke) a Release to the Company in the form requested by the Company on or after the Termination Date, but in no event later than the sixtieth (60th) day after the Termination Date (such “60th day, the Release Deadline) which, among other things, will require the Eligible Executive or Eligible Officer to agree to the obligations set forth in Section 6 of the Plan.

(c)For Cause Termination. Notwithstanding anything to the contrary herein, any person who is terminated by reason of Cause or engages in misconduct under the Company’s personnel policies and guidelines shall not be deemed a Participant and shall not be eligible receive any payments or benefits under this Plan.

SECTION 4. SEVERANCE BENEFITS

Only Eligible Executives or Eligible Officers who meet all of the requirements of Section 3 will be considered Participants in the Plan and will be entitled to receive the benefits described in this Section 4. Failure to satisfy the requirements of Section 3 of the Plan shall render an Officer or Executive ineligible for any benefits under this Section 4.

(a)Severance Payment. A Participant in the Plan shall receive a Severance Payment.

The Severance Payment, in the case of the Company’s Chief Executive Officer, shall equal 200% of the sum of the Chief Executive Officer’s Annual Base Salary and the Chief Executive Officer’s average actual annual bonus percentage as compared to the target percentage paid for the three fiscal years prior to the fiscal year in which the Termination Date occurs, applied to the Chief Executive Officer’s Annual Base Salary.

The Severance Payment, in the case of Officers (other than the Chief Executive Officer), shall equal 100% of the sum of the Officer’s Annual Base Salary and the Officer’s average actual annual bonus percentage as compared to the target percentage paid for the three fiscal years prior to the fiscal year in which the Termination Date occurs, applied to the Officer’s Annual Base Salary.

The Severance Payment, in the case of Executives, shall equal 100% of the Executive’s Annual Base Salary.

Any Severance Payment pursuant to this Section 4(a) shall be made in the form of a lump sum in cash. Subject to Section 5, payment shall be made within five
(5) business days after the Release Deadline.

(b)Pro-Rata Bonus. A Participant in the Plan shall receive a pro-rated annual bonus, if any, for the performance period in which the Termination Date occurs subject to the achievement of the performance goals and other terms and conditions that apply to the Participant for that performance period, except for the requirement that the Participant be employed by the Company at on the last day of the performance period or at the time bonuses are paid. Such bonus will be pro-rated based on the number of days in the performance period that the Participant was employed by the Company prior to the Participant’s Termination Date. For purposes of calculating such pro-rata bonus, any individual goals shall be deemed to have been earned at target. The pro-rata bonus will be paid at the same time the corresponding bonuses are paid to active employees; provided, however, that in no event shall payment be made later than the 15th day of the third month following the end of the Company’s fiscal year in which the Termination Date occurs.

(c)Equity-Based Awards. A Participant shall receive the benefits set forth in this Section 4(c) with respect to his or her equity-based awards. Participant’s stock options, restricted stock, and restricted stock units that are subject only to service-based vesting and would have vested during the 12-month period following the Participant’s Termination Date will vest on an accelerated basis; provided, however, that notwithstanding such acceleration, any such awards that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), shall be settled on the normal vesting dates applicable under the award to extent necessary to avoid taxation under Section 409A; provided further, however, if the Participant is retirement-eligible under the terms of the applicable award, the Participant will instead benefit from the retirement treatment set forth in such award in accordance with its terms and the requirements of Section 409A.

Participant’s restricted stock unit and/or restricted stock awards that are subject to both service-based vesting and performance-based vesting shall remain outstanding subject to the applicable performance conditions and otherwise in accordance with their terms (other than the requirement that the Participant continue to provide services to the Company). Such performance-based awards shall not be subject to proration and will be paid at the same time such awards are paid to actively employed recipients.

(d)COBRA Payment. A Participant shall receive a lump sum cash payment of
$20,000 ($40,000 in the case of the Company’s Chief Executive Officer). Such payment may be used by the Participant to pay for the cost of COBRA health benefit continuation coverage or for any other purpose the Participant chooses. Payment will be made in a lump sum at the same time as the Severance Payment.

(e)Death. Should any Participant who met all of the requirements of Section 3(a) die after the Termination Date and satisfy all of the requirements of Section 3(b) through the date of death, subject to Section 3(c), the severance payments and benefits set forth in this Section 4 will be paid to the Participant’s designated beneficiary under the Company-provided life insurance in effect prior to the Participant’s death provided that the Participant’s estate or other legal representative acceptable to the Company delivers the Release to the Company within sixty (60) days of the Termination Date. An Eligible Officer or Eligible Executive may change his or her designated beneficiary in writing in a manner prescribed by the Company.

(f)Taxes. All payments and benefits under the Plan shall be reduced by required federal and state tax withholdings.

SECTION 5. FUNDING POLICY AND METHOD OF PAYMENTS FROM THE PLAN; SECTION 409A

Cash payments and administrative expenses under this Plan shall be paid as needed solely from the general assets of the Company. No contributions are required from any Participant, except for the payment of the exercise price of any stock options that a Participant chooses to exercise.

Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of the Participants, or create any fiduciary relationship between the Company and the Participants with respect to any assets of the Company. The Company is under no obligation to fund the benefits provided herein prior to payment, although it may do so if it chooses. Any assets which the Company chooses to use for advance funding shall nevertheless constitute assets of the Company and shall not cause this Plan to be a funded plan within the meaning of ERISA.
All payments and benefits provided under the Plan are intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) or compliant with Section 409A, and the Plan shall be interpreted as necessary to comply with that intent. All payments under the Plan are intended to be treated as separate payments and shall not be aggregated for purposes of applying exemptions from Section 409A, such as payments made during the short-term deferral period.
In the event that (i) one or more payments of compensation or benefits received or to be received by a Participant pursuant to this Plan (“Plan Payment”) would constitute deferred compensation subject to Section 409A and (ii) the Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A(a)(2)(B)(i), then such Plan Payment shall not be made or commence until the earlier of (i) the day following the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A) with the Company or (ii) such earlier time permitted under Section 409A and the regulations or other authority promulgated thereunder; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Participant under
Section 409A, including (without limitation) the additional twenty percent (20%) tax for which the Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such deferral. Upon the expiration of the applicable deferral period, any Plan Payment which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Participant or Participant’s beneficiary in one lump sum, including all accrued interest.
For purposes of this Plan, termination of employment (and corollary terms) shall mean a separation from service within the meaning of Treasury Regulation § 1.409A-1(h).

SECTION 6. OBLIGATIONS OF PARTICIPANT

(a)For two years following the Termination Date, the Participant must not personally solicit any of the employees either of the Company or of any entity in which the Company directly or indirectly possesses the ability to determine the voting of 50% or more of the voting securities of such entity (including two-party joint ventures in which each party possesses 50% of the total voting power of the entity) to become employed elsewhere or provide the names of such employees to any other company which the Participant has reason to believe will solicit such employees.

(b)Following the occurrence of a Termination Date, the Participant must continue to satisfy the Participant’s obligations under the terms of the Company’s Agreement Regarding Confidential Information and Proprietary Developments or any other standard form of Proprietary Information and Non-Disclosure Agreement previously executed by the Participant (or any comparable agreement subsequently executed by the Participant in substitution or supplement thereto).

(c)Although the Participant and the Company consider the restrictions contained in this Section 6 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Plan is an unenforceable restriction against the Participant, the provisions of this Plan shall not be rendered void, but shall be deemed amended to apply as to such maximum time or territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Plan is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(d)Following a Termination Date, the Participant must not to make any public statement or statements to the press concerning the Company, its business objectives, its management practices, or other sensitive information without first receiving the Company’s written approval. The Participant will take no action which would cause the Company or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to the Company’s or any such person’s being held in disrepute by the general public or the Company’s employees, clients, or customers.

(e)The Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 6.2(a) or Section 6.2(b) would be inadequate and, in recognition of this fact, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall, with respect to a breach or threatened breach of Section 6.2(a) or Section 6.2(b) only, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

SECTION 7. ELIGIBILITY CLAIMS AND REVIEW PROCEDURES

This Section 7 only applies to issues relating to eligibility for the Plan. If a person has a claim for benefits under the Plan, that is governed by Section 7.

(a)Claim Regarding Eligibility. If a person has been denied participation in the Plan when they believe they should be eligible, the person can file a written claim with the Company’s Vice President of Total Rewards and HR Services. Such written claim must be filed within 60 days of the date of the employee’s Termination Date (or, if earlier, within 60 days of the date such person was denied participation in the Plan). The writing should include the grounds on which the claim is based and any documents, records, written comments or other information that will support the claim. The Company’s Vice President of Total Rewards and HR Services will make a determination on the claim within 60 days after the claim is received. However, if there are special circumstances that require additional time, the Company’s Vice President of Total Rewards and HR Services will provide written notice of the extension prior to the termination of the initial 60-day period. In such case, the Company’s Vice President of Total Rewards and HR Services will make a determination within 120 days after the claim is received. If the Company’s Vice President of Total Rewards and HR Services denies the claim for eligibility under the Plan, in whole or in part, the Company’s Vice President of Total Rewards and HR Services will send a written notice explaining the reason(s) for the denial, including references to the specific Plan provision(s) or Company policy upon which the denial was based. If the claim was denied because the claimant did not furnish complete information or documentation, the notice will specify the additional materials or information needed to support the claim and an explanation of why such information or materials are necessary. The notice will also state how and when to request a review of the denied claim and will include a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following denial of the claim on appeal.

(b)Right to Appeal A Denied Eligibility Claim. Any person whose claim for eligibility to participate in the Plan is denied, in whole or in part, may appeal such denial by submitting to the Benefits Committee a written request for review of the claim within 60 days after receiving written notice of such denial from the Company’s Vice President of Total Rewards and HR Services. The request for review must be in writing and shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters that the claimant deems pertinent. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim. Upon request, and free of charge, the claimant will be provided reasonable access to and copies of, all documents, records, and other information relevant to the claimant’s claim that is not privileged or protected.

The Benefits Committee will act on each request for a review within 60 days after receipt thereof. However, if there are special circumstances that require additional time, the Benefits Committee will provide written notice of the extension prior to the termination of the initial 60 day period. In such case, the Benefits Committee will make a determination within 120 days after the appeal is received.

The Benefits Committee will either reverse the earlier decision and determine that the claimant is eligible to participate in the Plan or deny the appeal. In the event that the Benefits Committee confirms the denial of the claim, in whole or in part, the Benefits Committee will give written notice of its decision to the claimant. The notice will set forth, in a manner calculated to be understood by the claimant, the following information:

(i) The specific reasons for the denial and the specific Plan provision(s) or Company policy on which the denial is based; and

(ii) A statement that, upon request, and free of charge, the claimant will be provided reasonable access to and copies of, all documents, records, and other information relevant to the claimant’s claim that is not privileged or protected; and

(iii) A statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

The Company’s Vice President of Total Rewards and HR Services and the Benefits Committee may require the claimant to submit (at the claimant’s expense) additional information, documents or other material that it believes is necessary for the review.

(c)     Exhaustion of Remedies. No action at law or in equity shall be brought with respect to eligibility under the Plan unless and until:

(i)    The claimant (or the claimant’s authorized representative) has submitted a written claim within the time frames set forth above;

(ii)    The claimant (or the claimant’s authorized representative) has been notified by the Company (or its delegate(s)) that the claim is denied;

(iii)    The claimant (or the claimant’s authorized representative) has filed a written request for a review of the claim in accordance with Section 7(b); and

(iv)    The claimant (or the claimant’s authorized representative) has been notified in writing that denial of the claim has been affirmed on review.

(d)     Limitations Period. No action at law or in equity shall be brought with respect to eligibility under the Plan after one year from the date of the final decision on review under Section 7(b) above.

(e) No Right to Meet. Except as required by applicable law, a person making a claim under this Section 7 shall not have the right to orally discuss their claim with the reviewing person or body.

SECTION 8. CLAIMS PROCEDURES

(a)Claims for Benefits. No claim for benefits under this Plan need be made, except as provided in Section 8(b). Benefits hereunder shall be provided automatically at the times and in the forms provided for herein.

(b)Denial of Claims. An individual claiming benefits under the Plan must file a written claim with the Company’s Global Benefit Director within ninety (90) days of the employee’s Termination Date (or, if earlier, within 90 days of the date such person was denied benefits under the Plan). Such written claim may also be filed by the claimant’s duly authorized representative. The written claim should be directed to the Company’s Global Benefit Director, Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa CA 94503. In the event that such a claim is denied, in whole or in part, the Company’s Global Benefit Director shall notify the claimant (or the claimant’s authorized representative) of such denial in writing and shall advise the claimant (or the claimant’s authorized representative) of his or her right to appeal the denial. Such written notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for the denial, specific reference to the Plan provisions on which the denial is based, a description of any additional information or materials that may be necessary for the claimant to perfect his or her claim, an explanation of why such additional information or materials is necessary, and a description of the Plan’s review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review.

Such written notice shall be given to the claimant (or the claimant’s authorized representative) within ninety (90) days after the Company’s Global Benefit Director or its delegate(s) receives the claim, unless special circumstances require additional time for processing. If additional time for processing is required, written notice shall be furnished to the claimant (or the claimant’s authorized representative) prior to the end of the initial ninety (90) day period, indicating the special circumstances requiring the extension of time and the date by which the Company’s Global Benefit Director or its delegate(s) expects to render its decision on the claim. In no event shall the decision of the Company’s Global Benefits Director be rendered more than one hundred eighty
(180) days after the Company receives the claim.

(c)No Right to Meet. Except required by applicable law, a person making a claim under this Section 8 shall not have the right to orally discuss their claim with the reviewing person or body.

SECTION 9. REVIEW OF DENIED CLAIMS

(a)Named Fiduciary. The Benefits Committee is the named fiduciary, which has the discretionary authority to act with respect to any appeal from a denial of a claim for benefits. The Benefits Committee’s discretionary authority includes the authority to determine eligibility for benefits and to construe the terms of the Plan. The Benefits Committee or the Benefits Committee’s delegate(s) shall administer the review of denied claims on the Company’s behalf.

(b)Right to Appeal. Any person whose claim for benefits is denied, in whole or in part, or such person’s authorized representative, may appeal from the denial by submitting a written request for review of the claim to the Benefits Committee within sixty (60) days after receiving written notice of the denial from the Company or its delegate(s). The written request for review should be directed to the Benefits Committee in the care of the Company’s Global Benefits Director, Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa CA 94503. The Benefits Committee or its delegate shall give the claimant (or the claimant’s authorized representative) an opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (other than legally privileged documents) to the claimant’s claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim for benefits, without regard to whether such information was submitted or considered in the initial benefit determination. A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems relevant. The claimant (or the claimant’s authorized representative) shall be solely responsible for submitting a written request for review of the claim and any other information or evidence which the claimant intends the Benefits Committee or its delegate to consider in order to render a decision on review. The Benefits Committee or its delegate may require the claimant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

(c)Decision on Review. The Benefits Committee or its delegate shall act upon each request for review within sixty (60) days after receipt thereof, unless special circumstances require additional time for review. If additional time for review is required, written notice shall be furnished to the claimant (or the claimant’s authorized representative) prior to the end of the initial sixty (60) day period, indicating the date by which the Benefits Committee or its delegate expects to render its decision on the request for review and the special circumstances requiring the extension of time. In no event shall the decision of the Benefits Committee or its delegate be rendered more than one hundred twenty (120) days after it receives a claimant’s request for review.

Within the time prescribed above, the Benefits Committee or its delegate shall give written notice of its decision to the claimant (or the claimant’s authorized representative) and the Company. If it is determined on review that benefits are payable under the Plan, the Benefits Committee or its delegate will promptly establish the claimant as a Participant and provide benefits as soon as practicable. In the event that the Benefits Committee or its delegate confirms the denial of the claim, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the following information:

(i)The specific reasons for the denial, the specific references to the Plan provisions on which the decision was based; and

(ii)A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (other than legally privileged documents) to the claimant’s claim; and

(iii)A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(d)Rules and Procedures. The Benefits Committee or its delegate shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 9. The Benefits Committee or its delegate may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at his or her own expense.

(e)Exhaustion of Remedies. No action at law or in equity shall be brought to recover any of the benefits provided for in the Plan unless and until:

(i)The claimant (or the claimant’s authorized representative) has submitted a written claim within ninety (90) days of the date the claim arises, but in no event later than ninety (90) days after the employee’s Termination Date;

(ii)The claimant (or the claimant’s authorized representative) has been notified by the Company (or its delegate(s)) that the claim is denied;

(iii)The claimant (or the claimant’s authorized representative) has filed a written request for a review of the claim with the Benefits Committee in the care of the Company’s Global Benefits Director; and

(iv)The claimant (or the claimant’s authorized representative) has been notified in writing that denial of the claim has been affirmed on review.

(f)Limitations Period. No action at law or in equity shall be brought to recover any of the benefits provided for in the Plan after one year from the date of the final decision on review under Section 9(c) above.

(g)No Right to Meet. Except as required by applicable law, a person making a claim under this Section 9 shall not have the right to orally discuss their claim with the reviewing person or body.

SECTION 10. AMENDMENT AND TERMINATION OF THE PLAN

The Company reserves the right to amend or to terminate the Plan at any time. The Company, acting through the Compensation Committee of the Board of Directors, has the power and authority to amend the Plan at any time by written instrument, including as may be necessary to comply with ERISA, the Code or any other applicable law. The Company reserves the right to terminate the Plan at any time by resolution of the Compensation Committee of the Board of Directors.

SECTION 11. ADMINISTRATION AND OPERATION OF THE PLAN

(a)General. The Company is the “plan sponsor” and Benefits Committee is the “plan administrator” as such terms are used in ERISA. The Benefits Committee, in its capacity as the plan administrator, is the named fiduciary which has the discretionary authority to control and manage the operation and administration of the Plan. In its discretion it may adopt rules and regulations under the Plan and interpret the Plan text. The Benefits Committee will discharge its duties under the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA.

(b)Duties and Responsibilities of the Plan Administrator. The Benefits Committee will carry out its duties and responsibilities under the Plan (which are not delegated pursuant to Section 11(c)) through its members, officers and employees of the Company, acting on behalf of and in the name of the Company in their capacities as members, officers and employees of the Company and not as individual fiduciaries. The Company and/or the Benefits Committee may employ other persons to render advice or to perform services with regard to its responsibilities under the Plan. These persons may include (without limitation) accountants, actuaries, attorneys, claims administrators, and consultants.

(c)Delegation of Fiduciary Responsibilities. In lieu of carrying out any of its fiduciary responsibilities under this Section 11, the Benefits Committee may delegate its fiduciary responsibilities in writing to any person or persons, including any claims administrator, which specifies the fiduciary responsibilities so delegated.

(d)Indemnification. To the extent permitted by law, the Company shall indemnify and hold harmless the members of the Board of Directors, the Benefits Committee or Compensation Committee, their officers and any other employee of the Company to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys’ fees, incurred by any such person as a result of any act, or omission to act, in connection with the performance of such person’s fiduciary duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, gross negligence, willful misconduct or criminal acts of any such person or to the extent such indemnification is prohibited by law.

The Company shall have the obligation to conduct the defense of such persons in any proceedings to which this indemnification applies. If any person to whom Plan responsibilities have been delegated and who is covered by this indemnification provision determines that the defense of the Company is inadequate, that person shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person acted in bad faith, gross negligence or engaged in criminal acts or willful misconduct.

SECTION 12. GENERAL PROVISIONS

(a)Choice of Law. The Plan and all rights thereunder, shall be interpreted and construed in accordance with ERISA and, to the extent that such laws are not preempted by ERISA, the laws of the State of California.

(b)Assignment. The interest and property rights of any person in the Plan or in any benefit for which such person may be eligible under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (including, without limitation, bankruptcy, garnishment, attachment or other creditor’s process), and any purported act in violation of this Section 12(b) shall be void and without legal effect.

(c)Workers’ Compensation. This Plan is not in lieu of, and does not affect any requirement for coverage by, Workers’ Compensation Insurance.

(d)Number. Except as otherwise clearly indicated, the singular shall include the plural, and vice versa.

(e)Headings and Captions. The headings and captions herein are provided for reference and convenience only and shall not be considered part of the Plan or in away affect the interpretation of the Plan.

(f)Competency to Handle Benefits. If, in the opinion of the Company, any person becomes unable to properly handle any property distributable to such person under the Plan, the Company may make any reasonable arrangement for the distribution of Plan benefits on such person’s behalf, as it deems appropriate. Payment to anyone described in this Section 12(f) shall release the Company from all further liability to the extent of the payment made.

(g)No Right to Employment. Neither the adoption of this Plan nor the granting of any benefits hereunder shall confer upon any person any right to be continued as an employee of the Company for any definite period of time. Except as may be otherwise specifically set forth in a written agreement between the Company and an individual, all persons employed by the Company are employed on an at will basis, and either the Company or an employee may terminate the employment relationship at any time and for any reason, with or ,without notice.

(h)Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

SECTION 13. EXECUTION

To record adoption of this amended and restated Plan to read as set forth herein effective as of May 17, 2017, the Company has caused it to be executed in its name and behalf by its officer    thereunto duly authorized on this 17th day of May, 2017.

KEYSIGHT TECHNOLOGIES, INC.
By: /s/ Ingrid Estrada
Name: Ingrid Estrada
Title: Senior Vice President
Human Resources

Exhibit A

LIST OF PARTICIPATING SUBSIDIARIES

None.

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Exhibit B

LIST OF ADDITIONAL PARTICIPANTS

Additional Executives: None. Additional Officers: None.

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